UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

DYNAMIC VENTURES CORP.

(Exact name of registrant as specified in charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8776 East Shea Blvd. Suite B3A-615 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 968-0207

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.

Changes In Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm.

On November 10, 2010, Dynamic Ventures Corp. (the "Company") dismissed its independent registered public accounting firm, Alan Weinberg, CPA (the “Former Accountant”).  The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on November 10, 2010.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained a going concern qualification in the opinion.  The report was not qualified or modified as to audit scope or accounting principles.  There have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b)  Appointment of New Independent Registered Public Accounting Firm.

Effective November 10, 2010 the Company engaged Hein & Associates LLP (“Hein”) to serve as the Company’s new independent registered public accounting firm.  The engagement of Hein as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors.  Neither the Company, nor anyone on its behalf, consulted Hein during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of Hein regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits.

16.1

Letter from Former Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Date: November 10, 2010	By: /s/ Dave Brown
Dave Brown, Secretary